As filed with the Securities and Exchange Commission on April 30, 2009
Registration No. 333-145325

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
Registration Statement
Under the
Securities Act of 1933
eTelecare Global Solutions, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Philippines	98-0467478
(State or Other Jurisdiction	(IRS Employer
of Incorporation or Organization)	Identification No.)
31st Floor CyberOne Building,
Eastwood City, Cyberpark,
Libis, Quezon City 1110
Philippines
(Address of Principal Executive Offices)
Amended and Restated Key Employee Stock Option Plan,
2006 Incentive Stock Plan
(Full Title of the Plans)
John R. Harris
President and Chief Executive Officer
31st Floor CyberOne Building,
Eastwood City, Cyberpark,
Libis, Quezon City 1110
Philippines (Name and Address of Agent for Service)
63 (2) 916 5670
(Telephone Number, Including Area Code of Agent for Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)
EXPLANATORY NOTE:
REMOVAL OF SECURITIES FROM REGISTRATION
     The offering contemplated by this Registration Statement on Form S-8 (the “Registration Statement”) has terminated. Pursuant to the undertakings contained in Part II of the Registration Statement, the Registrant is removing from registration, by means of a post-effective amendment to the Registration Statement (the “Post-Effective Amendment”), any securities registered under the Registration Statement which remained unsold at the termination of the offering.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized in Quezon City, Metro Manila, Philippines, on the 30th day of April, 2009.

eTELECARE GLOBAL SOLUTIONS,
INC.

By	/s/ John R. Harris John R. Harris Chief Executive Officer
     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ John R. Harris John R. Harris	President, Chief Executive Officer and Director (Principal Executive Officer)	April 30, 2009

/s/ Matthew T. Gibbs Matthew T. Gibbs	Chief Financial Officer (Principal Financial Officer)	April 30, 2009

/s/ Lewis Moorehead Lewis Moorehead	Chief Accounting Officer (Principal Accounting Officer)	April 30, 2009

/s/ Alfredo I. Ayala Alfredo I. Ayala	Director	April 30, 2009

/s/ Jamie G. del Rosario Jaime G. del Rosario	Director	April 30, 2009

/s/ Ginaflor C. Oris Ginaflor C. Oris	Director	April 30, 2009

Richard Hamlin	Director

/s/ R. Davis Noell R. Davis Noell	Director	April 30, 2009

Julie Richardson	Director